UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                                                                                                June 4, 2008

DE BEIRA GOLDFIELDS INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51707	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 Ledgar Road, Balcatta, Western Australia		6021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  011-61-8-9240-2836

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2008, Reg Gillard has resigned as a director of De Beira Goldfields Inc. and as the President and the CEO of De Beira Goldfields Inc.

Also, on June 1, 2008, Klaus Eckhof consented to and was appointed as an additional director of De Beira Goldfields Inc. by the board of directors.  Also, on June 1, 2008, Klaus Eckhof consented to and was appointed both the President and the CEO of De Beira Goldfields Inc. by the board of directors.

Klaus Eckhof (50 years old) has been the Chairman of De Beira Goldfields Inc. since May 2006.  Mr. Eckhof is a qualified geologist and a member of the Australian Institute of Mining and Metallurgy.  Mr. Eckhof migrated to Australia in 1988 to work for Mount Edon Gold Mines (Aust) Limited in Australia, Asia and Africa.  Since 1994, Mr. Eckhof has managed his own geological consultancy company and has considerable experience in assessing and acquiring mineral prospects around the world.  During the past five years, Mr. Eckhof has also served as a director of the following listed companies: Moto Goldmines Limited (February 2003 to January 2008), Tiger Resources Ltd. (June 2005 to June 2006), Condor Resource plc (since June 1996), Carnavale Resources Limited (since January 2008), Aurora Gold Inc. (July 2004 to April 2007), African Metals Corporation (since November 2005), Lalo Venture Inc. (August 2003 to September 2004), Lakota Resource Inc. (December 2002 to October 2005), and Bayswater Ventures Inc. (January 2004 to February 2005).

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There is no family relationship among the directors or officers.

During the last two years, there has been no transaction or proposed transaction that De Beira Goldfields Inc. was or is a party to in which Mr. Eckhof had or is to have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, De Beira Goldfields Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

DE BEIRA GOLDFIELDS INC.

By:/s/ Klaus Eckhof
Dated:  June 4, 2008                                                                                     Klaus Eckhof – CEO & President

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